Exhibit 10.33

Loan No:  9100010227

IRREVOCABLE CONTINUING GUARANTY AGREEMENT

THIS IRREVOCABLE CONTINUING GUARANTY AGREEMENT (this “Guaranty”) is effective as of March 15, 2017 and entered into this 31st day of March, 2017, by LM FUNDING AMERICA, INC., a Delaware corporation (“Guarantor”), and delivered to HEARTLAND BANK, an Arkansas state bank (“Lender”), with respect to the following facts:

(A)The Guarantor has requested that LMF SPE#2, LLC, a Florida limited liability company (“Borrower”), and Lender has agreed to, continue to make a loan available to Borrower in a principal amount not to exceed Seven Million Four Hundred Thirty One Thousand Nine Hundred Thirty Eight and 50/100 United States Dollars ($7,431,938.50) (the “Loan”), pursuant to that certain Credit Agreement dated as of December 30, 2014, as amended by that certain First Amendment to Credit Agreement dated as of the date hereof (as so amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), such Loan being represented by a Term Promissory Note dated December 30, 2014 in the maximum principal amount of amount of Seven Million Four Hundred Thirty One Thousand Nine Hundred Thirty Eight and 50/100 United States Dollars ($7,431,938.50), as amended by that certain First Amendment to Term Promissory Note, dated April 9, 2015 and that certain Second Amendment to Term Promissory Note, dated the date hereof (as so amended and as the same may be amended, restated, supplemented or otherwise modified from time to time and including any and all renewals, substitutions, modifications, rearrangements, extensions and replacements thereof shall be referred to as the “Note”).

(B)Payment of the indebtedness evidenced by the Note may now or hereafter be secured by other documents or instruments of pledge, guaranty, or hypothecation (the Credit Agreement and all such other documents or instruments concerning, evidencing, securing or guaranteeing the Indebtedness (defined below) being collectively referred to as the “Loan Documents”).

(C)In consideration of Lender continuing to make the Loan available to Borrower, Guarantor has agreed, at the request of Borrower, to irrevocably and unconditionally guarantee to Lender, the Indebtedness upon the terms and conditions provided herein.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor agrees with Lender as follows:

ARTICLE I.REPRESENTATIONS AND WARRANTIES

Guarantor makes the following representations and warranties to Lender which shall be continuing representations and warranties and the obligation of Guarantor so long as any Indebtedness shall remain unpaid.

Section 1.1 Guaranty Authorized and Binding. Guarantor’s execution, delivery and

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performance of this Guaranty are duly authorized and do not require the consent or approval of any governmental body or other regulatory authority. This Guaranty is a valid and legally binding obligation of Guarantor enforceable in accordance with its terms.

Section 1.2 No Conflict. The execution and delivery of this Guaranty by Guarantor are not, and the performance of this Guaranty will not be, in contravention of, or in conflict with, any agreement, indenture or undertaking to which Guarantor is a party or by which Guarantor or any of Guarantor's properties are or may be bound or materially affected and do not, and will not, cause any security interest, lien or other encumbrance to be created or imposed upon any such properties.

Section 1.3 Litigation. Other than as set forth in Schedule 1.3 attached hereto, there is no litigation or other proceeding pending or, to the knowledge of Guarantor, threatened against, or affecting, Guarantor or Guarantor's properties which, if determined adversely to Guarantor, would have a material adverse effect on the financial condition, properties, businesses or operations of Guarantor; and Guarantor is not in default with respect to any order, writ, injunction, decree or demand of any court or other governmental or regulatory authority.

Section 1.4 Financial Condition. The financial statements of Guarantor which have heretofore been submitted in writing by Guarantor to Lender in connection herewith are true and correct and fairly present the financial condition of Guarantor for the period covered thereby. Since the date the financial statements were delivered to Lender there has not been a material adverse change in the financial condition of Guarantor.  Guarantor has no knowledge of any liabilities, contingent or otherwise which are not reflected in the financial statements; and, other than in the ordinary course of Guarantor's business, Guarantor has not entered into any commitments or contracts which are not reflected in the financial statements or which may have a material adverse effect upon Guarantor's financial condition, operations or business as now conducted.

Section 1.5 Financial Benefit. Guarantor hereby acknowledges and warrants that Guarantor has derived or expects to derive a financial advantage from each and every loan or other extension of credit and from each and every renewal, extension, release of collateral or other relinquishment of legal rights made or granted or to be made or granted by Lender to the Borrower in connection with the Indebtedness.

Section 1.6 Review of Documents; Financial Condition of Borrower. Guarantor hereby acknowledges that Guarantor has copies of and is fully familiar with each and every document executed and delivered to Lender by the Borrower in connection with the Loan (including without limitation the Loan Documents) and represents and warrants that all necessary action has been taken by the Borrower to authorize execution of the Loan Documents by Borrower and to engage in the transactions thereby contemplated. Further, Guarantor warrants and represents to Lender that it has independently reviewed the financial condition of Borrower, and is not relying upon any statement or other representation from Borrower or Lender regarding the decision to execute this Guaranty. Further, Guarantor warrants, represents, understands and agrees that the obligation of Guarantor hereunder is one of payment and performance, and includes without limitation all obligations of Borrower to Lender pursuant to the Loan Documents, including without limitation all

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damages or losses suffered by Lender by entry into and consummation of the Credit Agreement (whether by enforcement or otherwise) and all indemnifications provided by Borrower to Lender.

ARTICLE II.GUARANTY

Section 2.1 Guaranty. Guarantor irrevocably, absolutely, and unconditionally guarantees and promises to pay to, or to the order of, Lender, on demand, in lawful money of the United States of America, any and all of the Indebtedness. The word “Indebtedness,” as used herein, includes all advances, debts, obligations, indemnification and liabilities of Borrower to Lender pursuant to the Loan, now or hereafter advanced, incurred or created (and all renewals, extensions, modifications and rearrangement thereof, without limit as to the number of such extensions or the period or periods thereof) (including without limitation those also described in Section 2.4 hereof), whether voluntary or involuntary and however arising, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, and whether the Borrower may be liable separately or jointly with others or whether recovery upon such Indebtedness may be or hereafter become barred by any statute of limitations, or whether such Indebtedness may be or hereafter become otherwise unenforceable.

Section 2.2 Irrevocable, Unconditional and Continuing Guaranty. This is an irrevocable, unconditional and continuing guaranty of the Indebtedness, and the liability of Guarantor hereunder is absolute. This Guaranty may be terminated as to future transactions only, and any such termination shall be effective only as of noon of the next business day after written notice thereof is received by Lender addressed to and otherwise delivered to Lender pursuant to and as required by Section 3.3 hereof. No such notice shall release Guarantor from any liability existing when such notice is received.

Section 2.3   Nature of Guaranty. The liability of Guarantor hereunder is independent of the obligation of Borrower (or any other guarantor having joint and several liability to Lender regarding the Indebtedness) and a separate action or separate actions may be brought and prosecuted against Guarantor, whether or not any action is brought or prosecuted against the Borrower or whether the Borrower is joined in any such action or actions. The liability of Guarantor is independent of and not in consideration of or contingent upon the liability of any other person under this or any similar instrument, and the release of, or cancellation by, any signer of a similar instrument shall not act to release or otherwise affect the liability of Guarantor. Any payment by the Borrower which operates to toll any statute of limitations applicable to the Borrower shall also operate to toll the statute of limitations applicable to Guarantor.

Section 2.4 Authorization. Guarantor authorizes Lender, without notice or demand and without affecting his liability hereunder, from time to time to:

(a)Create new indebtedness or renew, compromise, extend (without limit as to the number of extensions or the period thereof), increase, accelerate and otherwise change the time for payment of, or otherwise change the terms of, the Indebtedness, or any part thereof, including increasing or decreasing the rate of interest thereon, if agreed to by Borrower; and

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(b)Take and hold security for the payment of this Guaranty or the Indebtedness, perfect such security or refrain from perfecting such security, whether or not such security is required as a condition to the making of the Loan, and exchange, enforce, waive or release (whether intentionally or unintentionally) any such security or any part thereof, purchase such security at a public or private sale, and apply any such security and direct the order or manner of sale thereof as Lender in its discretion may determine.

Section 2.5  Waivers.  Guarantor waives the right to require Lender to proceed against the Borrower or any other person liable on the Indebtedness, to proceed against or exhaust any security held from the Borrower or any other person, or to pursue any other remedy available to Lender, and Guarantor waives the right to have the property of the Borrower first applied to the discharge of the Indebtedness. Lender may, at its election, exercise any right or remedy it may have against the Borrower or any security held by Lender, including, without limitation, the right to foreclose upon any such security by one or more judicial or nonjudicial sales, whether or not every aspect of such sale is commercially reasonable, without affecting or impairing in any way the liability of Guarantor, except to the extent the Indebtedness has been paid, and Guarantor waives any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of Guarantor against the Borrower or any such security, whether resulting from such election by Lender or otherwise.  Guarantor understands that if all or any part of the liability of the Borrower to Lender for the indebtedness is secured by real property, Guarantor shall be liable for the full amount of Guarantor's liability hereunder notwithstanding foreclosure on such real property or any other reason impairing Guarantor's right to proceed against the Borrower. In addition, Guarantor hereby waives, to the fullest extent permitted by law, (a) any defense arising as a result of any election by Lender in any proceeding instituted under the Bankruptcy Code, and (b) any defense based on any borrowing or grant of a security interest under the Bankruptcy Code.

Section 2.6 Additional Waivers. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty.  Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all other circumstances bearing upon the risk of nonpayment of the Indebtedness which diligent inquiry would reveal, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstances.

Section 2.7 The Borrower. It is not and shall not be necessary for Lender to inquire into the powers of Borrower or the members, managing members, trustees or agents acting or purporting to act on behalf of Borrower and any Indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.  Guarantor agrees that Lender's books and records showing the account between Lender and Borrower shall be admissible in any proceeding or action and shall be binding upon Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof.

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Section 2.8 Bankruptcy No Discharge. Notwithstanding anything to the contrary herein contained, this Guaranty shall continue to be in effect or be reinstated, as the case may be, if at any time, payment, or any part hereof, of any or all of the Indebtedness is rescinded or must otherwise be restored or returned by Lender upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, all as though such payment had not been made. Notwithstanding any modification, discharge or extension of the Indebtedness or any amendment, modification, stay or cure of Lender's rights which may occur in any bankruptcy or reorganization case or proceeding concerning the Borrower whether permanent or temporary, and whether assented to by Lender, Guarantor hereby agrees that Guarantor shall be obligated hereunder to pay the Indebtedness and discharge Guarantor's other obligations in accordance with the Indebtedness and the terms of this Guaranty.  Guarantor understands and acknowledges that by virtue of this Guaranty, any and all risks of insolvency, bankruptcy or a reorganization case or proceeding with respect to the Borrower have been specifically assumed. As an example and not in any way of limitation, a subsequent modification of the Indebtedness in any reorganization case concerning the Borrower shall not affect the obligation of Guarantor to pay the Indebtedness in accordance with its original terms.

Section 2.9 The Subordination. Guarantor hereby absolutely subordinates, both in right of payment and in time of payment, any present or future indebtedness of the Borrower to Guarantor to the Indebtedness of the Borrower to Lender. If, whether or not at Lender's request, Guarantor shall collect, enforce or receive payment from the Borrower upon any indebtedness of the Borrower to Guarantor, any such sums shall be received by Guarantor as trustee for Lender and shall be paid over to Lender on account of the Indebtedness of the Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty. Guarantor shall file in any bankruptcy or other proceeding in which the filing of claims is required by law, all claims which Guarantor may have against the Borrower relating to any indebtedness of the Borrower to Guarantor and does hereby assign to Lender all rights of Guarantor thereunder. If Guarantor does not file any such claim, the Lender as limited attorney-in-fact for Guarantor is hereby authorized to do so in the name of Guarantor or, in Lender's discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of Lender's nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. Lender or its nominee shall have the sole right to accept or reject any plan proposed in any such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the person or persons authorized to pay such claim shall pay, and Guarantor does hereby authorize such person or persons to pay to Lender the amount payable on such claim and, to the full extent necessary for that purpose, Guarantor hereby assigns to Lender all of Guarantor's rights to any such payments or distributions to which Guarantor would otherwise be entitled. Any instruments now or hereafter evidencing any indebtedness of the Borrower to Guarantor shall be marked with a legend that the same are subject to this Guaranty and, if Lender so requests, shall be delivered to Lender.

ARTICLE III.MISCELLANEOUS

Section 3.1 Survival of Warranties. All agreements, obligations, representations and warranties made herein shall survive the execution and delivery of this Guaranty and

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repayment, foreclosure or other enforcement of the Credit Agreement or any of the other Loan Documents, the same surviving for the maximum limitations period and so long as Borrower shall have any direct, indirect, liquidated or contingent liability to Lender, by indemnification or otherwise.

Section 3.2 Failure or Indulgence Not Waiver. No failure or delay on the part of Lender in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power, right or privilege preclude any other or further exercise of any such power, right or privilege.  All powers, rights and privileges hereunder are cumulative to, and not exclusive of, any powers, rights or privileges otherwise available.

Section 3.3   Notices.   All notices, demands and requests given or required to be given by any party hereto to any other party shall be in writing. All such notices, demands and requests by the Lender to the Guarantor shall be deemed to have been properly given if served in person or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by Federal Express, Airborne or any other insured and reputable overnight delivery service, addressed to the Guarantor at the following address:

LM FUNDING AMERICA, INC.
302 Knights Run Avenue
Suite 1000
Tampa, FL 33602

Attn:  Bruce M. Rodgers

or to such other address as Guarantor may from time to time designate by written notice to the Lender given as herein required. All notices, demands and requests by Guarantor to the Lender shall be deemed to have been properly given if served in person or mailed by United States registered or certified mail, return receipt requested, postage prepaid, or by Federal Express, Airborne or any other insured and reputable overnight delivery service, addressed to the Lender at the following address:

HEARTLAND BANK

One Information Way

Suite 300

Little Rock, Arkansas 72202

Attention:  Mark Hoffpauir

or to such other address as the Lender may from time to time designate by written notice to the Guarantor given as herein required.  Notices, demands and requests sent pursuant to this paragraph shall be deemed to be received (i) if personally delivered in the manner aforesaid, on the date of delivery, (ii) if sent by registered or certified mail in the manner aforesaid, on the earlier of the second (2nd) business day following the day sent, or (iii) if sent by overnight delivery service in the manner aforesaid, on the next business day immediately following the day sent.

Section 3.4  Severability.  In case any provision of this Guaranty shall be invalid,

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illegal or unenforceable, such provisions shall be severable from the rest of this Guaranty and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 3.5 Applicable Law. This Guaranty and the rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Florida and the United States of America; provided that Lender shall retain all rights under Federal Law.

Section 3.6 Jurisdiction and Venue. Any dispute under this Guaranty or the other Loan Documents shall be resolved by the arbitration procedures set forth at Section 11.23 of the Credit Agreement.  Each party irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind whatsoever against any other party in any way arising from or relating to this Guaranty and all contemplated transactions, including, but not limited to, contract, equity, tort, fraud, and statutory claims in any form other than the U.S. Federal District Courts located in Arkansas or, if such court does not have subject matter jurisdiction, the courts of the State of Arkansas, and any appellate court from any thereof.  Each party irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and agrees to bring any such action, litigation or proceeding only in such courts. Each party agrees that a final judgment in any such action, litigation, or proceeding is conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 3.7  Assignability. This Guaranty shall inure to the benefit of the Lender and its respective successors and assigns. Lender may assign this Guaranty or any of its rights and powers hereunder without notice, with all or any of the Indebtedness hereby guaranteed, and in such event the assignee shall have the same rights and remedies as if originally named herein in place of Lender; provided, however, that Lender shall have an unimpaired right, prior and superior to that of any such assignee to enforce the provisions of the Guaranty for the benefit of Lender as to so much of the Indebtedness that it has not sold, assigned or transferred.

Section 3.8 Survival of Guaranties. This Guaranty shall be binding upon the heirs, successors, representatives and assigns of Guarantor.

Section 3.9 Headings. Headings of the Articles and Sections of this Guaranty are inserted for convenience only and shall not be deemed to constitute a part hereof.

Section 3.10 Expenses and Fees. Guarantor hereby agrees to be responsible for and to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and foreclosure fees, incurred by Lender in connection with the collection of all sums guaranteed hereunder and the defense or enforcement of any of Lender's rights hereunder, whether or not suit is filed, and whether such collection be from the Borrower or from Guarantor.

[Signature Page Follows]

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IN WITNESS WHEREOF, Guarantor has executed this Guaranty and it has been delivered to and accepted by Lender as of the date first above written.

GUARANTOR:

LM FUNDING AMERICA, INC

a Delaware corporation

By: /s/ Bruce M. Rodgers

Name:  Bruce M. Rodgers

Title:  Chief Executive Officer

[Signature Page to Irrevocable Continuing Guaranty Agreement]

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SCHEDULE 1.3

Pending or Threatened Litigation

[see attached]

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